CONOCOPHILLIPS

SUBSTITUTE POWER OF ATTORNEY

Pursuant to written powers of attorney (each, a “Power of Attorney”) by the Individuals listed below, the undersigned, Whitney A. Cox, has been constituted and appointed the true and lawful attorney-in-fact of the individuals, with full power of substitution, to execute and file documents with the U.S. Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 144 of the Securities Act of 1933, as amended, with respect to equity securities of ConocoPhillips and with such further powers as specified in each Power of Attorney.

Individual	Date of Power of Attorney
Dennis V. Arriola	February 14, 2024
Nelda J. Connors	August 21, 2024
Gay Huey Evans	February 14, 2024
Kontessa S. Haynes-Welsh	January 28, 2025
Heather G. Hrap	January 11, 2024
Jeffrey A. Joerres	February 14, 2024
Kirk L. Johnson	January 11, 2024
Ryan M. Lance	January 11, 2024
Timothy A. Leach	January 16, 2024
Andrew D. Lundquist	January 11, 2024
Kathleen A. McGinty	June 20, 2025
William H. McRaven	February 14, 2024
Sharmila Mulligan	February 14, 2024
Arjun N. Murti	February 14, 2024
Robert A. Niblock	February 14, 2024
Andrew M. O’Brien	January 11, 2024
Nicholas G. Olds	January 11, 2024
Kelly B. Rose	January 11, 2024
David T. Seaton	February 14, 2024
R.A. Walker	February 14, 2024

In accordance with the authority granted under each Power of Attorney, including the power of substitution, the undersigned hereby appoints Kelly B. Rose as a substitute attorney-in-fact, on behalf of the Individuals listed above, with the full power of substitution, to exercise and execute all of the powers granted or conferred to the undersigned in each Power of Attorney.

For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned herself in each Power of Attorney.

This Substitute Power of Attorney shall remain in full force and effect unless and until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of January 6, 2026.

/s/ Whitney A. Cox

Whitney A. Cox, Attorney-in-Fact

STATE OF TEXAS

COUNTY OF HARRIS

On this 6th day of January 2026, Whitney A. Cox personally appeared before me and acknowledged that she executed the foregoing instrument for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Heather Dawn Scott

My Commission Expires: May 24, 2028